MFA MORTGAGE INVESTMENTS, INC. 350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

December 15, 2005		NEW YORK METRO

CONTACT:	MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfa-reit.com

MFA Mortgage Investments, Inc.
Announces Fourth Quarter 2005 Dividend of $0.05

     MFA Mortgage Investments, Inc. (NYSE:MFA) announced today that its Board of Directors declared a quarterly dividend of $0.05 per share of common stock for the fourth quarter of 2005. The dividend will be paid on January 31, 2006 to stockholders of record on December 27, 2005.

     Stewart Zimmerman, MFA’s Chairman of the Board, Chief Executive Officer and President, said, “The fourth quarter 2005 dividend of $0.05 per share is equal to the dividend rate paid in the third quarter of 2005. “We currently estimate that fourth quarter operating earnings per share, excluding realized capital losses, will approximate $0.05 per share for the fourth quarter.”

     “Based on a number of factors, including 13 consecutive increases in the target fed funds rate from 1% to 4.25% and a flattening of the yield curve, a portion of MFA’s MBS portfolio was repositioned during the fourth quarter in order to reduce interest rate risk. This repositioning included sales of approximately $565 million of MBS securities with realized losses of approximately $18 million. These realized capital losses did not impact MFA’s book value per share of common stock because, in general, the reduced market values were already reflected in the carrying value of these MBS. Criteria used in selecting assets to be sold included sensitivity to rising interest rates and future earning potential. As a result of this repositioning, approximately 62% of the MBS in MFA’s portfolio will have their coupon contractually reprice or are projected to prepay within the next 12 months, assuming a prepayment rate of 25% CPR.”

     On August 11, 2005, MFA announced a 4,000,000 share stock repurchase program. Through December 13, 2005, MFA has repurchased 2,047,700 shares at an average cost of approximately $5.81.

     Stockholders interested in learning how to participate in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting Mellon Investor Services, the Plan administrator, at 1-866-249-2610 (toll free). For more information about the Plan, interested stockholders may also go to the website established for the Plan at www.melloninvestor.com or visit MFA’s website at www.mfa-reit.com.

     When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.